Exhibit 10.17(e)

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

AND SECOND AMENDMENT TO DISCLOSURE LETTER

This FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND SECOND AMENDMENT TO DISCLOSURE LETTER (the “Agreement”) dated as of November 29, 2022 is entered into by and among PUMA BIOTECHNOLOGY, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto, the Purchasers party hereto and ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP, as the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Purchasers and the Administrative Agent entered into that certain Note Purchase Agreement dated as of July 23, 2021 (as amended or modified from time to time, the “Note Purchase Agreement”);

WHEREAS, the Credit Parties have requested that the Note Purchase Agreement and the Disclosure Letter be amended as set forth below, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the parties hereto are willing to amend the Note Purchase Agreement and the Disclosure Letter, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments. The Note Purchase Agreement and the Disclosure Letter are hereby amended as follows:

(a)          The following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in appropriate alphabetical order to read as follows:

“Excess Specified Extraordinary Receipts” has the meaning set forth in Section 7.16(c).

“Fourth Amendment Effective Date” means November 29, 2022.

“Specified Extraordinary Receipts” means the amounts, if any, described on Schedule 1.01(c) to the Disclosure Letter.

(b)          The definition of “Disclosure Letter” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Disclosure Letter” means that certain disclosure letter dated as of the Closing Date, as amended on or prior to the Fourth Amendment Effective Date, containing certain schedules delivered by the Credit Parties to the Administrative Agent and the Purchasers (with respect to Schedules 1.01 and 6.17 to the Disclosure Letter, as such schedules are supplemented from time to time in accordance with the terms of this Agreement).

(c)           The proviso in the definition of “Extraordinary Receipts” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

provided, that, in no event shall “Extraordinary Receipts” include (i) any Specified Extraordinary Receipts (other than, to the extent permitted by Section 7.16(c) to be utilized to make a payment required by (or otherwise reinvested in accordance with) Section 2.03(b)(ii), any Excess Specified Extraordinary Receipts) to the extent such Specified Extraordinary Receipts are used by the Issuer to make a payment (or, prior to payment, maintained by the Issuer in a Deposit Account that is subject to a Deposit Account Control Agreement in accordance with Section 7.16(c)) with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith) in compliance with Section 8.11(b) or (ii) the proceeds of any issuance of Qualified Capital Stock by the Issuer.

(d)           The definition of “Qualified Equity Issuance” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Qualified Equity Issuance” means, with respect to any payment made in connection with the Eshelman Litigation, any issuance of the Issuer’s Qualified Capital Stock occurring within the period commencing on the Fourth Amendment Effective Date and ending on November 1, 2024.

(e)           The definition of “Qualified Equity Issuance Proceeds” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Qualified Equity Issuance Proceeds” means the net cash proceeds received by the Issuer from any Qualified Equity Issuance; provided, that, a Responsible Financial Officer of the Issuer shall have delivered a certificate to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) certifying that (a) such net cash proceeds are Not Otherwise Applied and (b) such net cash proceeds were received by the Issuer in connection with a Qualified Equity Issuance; provided, further, that, notwithstanding anything to the contrary set forth in this Agreement or any other Note Document, in no event shall any portion of any net cash proceeds received by the Issuer or any Subsidiary after the Fourth Amendment Effective Date from any Qualified Equity Issuance to the Purchasers or their respective affiliates be “Qualified Equity Issuance Proceeds”.

(f)           The definition of “Specified Litigation Amount” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Specified Litigation Amount” means, with respect to any payment made in connection with the Eshelman Litigation, as of any date of determination, an amount equal to the sum (without duplication) of (a) the total of (i) the amount set forth on Schedule 8.11(b) to the Disclosure Letter, plus (ii) any Specified Extraordinary Receipts (the sum of the foregoing clauses (i) and (ii), the “Free and Clear Amount”), less (iii) the portion of the Free and Clear Amount that the Issuer has used to make any payment under Section 8.11(b) from and after the Fourth Amendment Effective Date in respect of the Eshelman Litigation on or prior to such date of determination plus (b) Qualified Equity Issuance Proceeds received by the Issuer with respect to, and prior to the making of, such payment; provided, that, in order for the Issuer to use any portion of the Free and Clear Amount to make any payment in respect of the Eshelman Litigation, a Responsible Financial Officer of the Issuer shall have delivered a certificate to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent), (x) certifying as to the amount of the Free and Clear Amount so used in connection with the Eshelman Litigation and (y) setting forth a calculation of the then current amount of the Free and Clear Amount after giving effect to such use.

(g)         The definition of “Specified Litigations” set forth in Section 1.01 of the Note Purchase Agreement is hereby deleted in its entirety.

(h)         Each reference to the terms “Specified Litigations”, “the Specified Litigations” and “any Specified Litigation” (but not, for the avoidance of doubt, the term “Specified Litigation Amount”) in Section 5.01(e), Section 6.06, Section 7.03(e) and Section 8.11 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with a reference to “the Eshelman Litigation”.

(i)          Section 3.05 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

3.05         Inability to Determine Rates. Notwithstanding anything to the contrary in this Agreement or any other Note Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (a) adequate and reasonable means do not exist for ascertaining Three-Month Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, (b) the CME (or any successor administrator reasonably satisfactory to the Administrative Agent) has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide SOFR or (c) the Administrative Agent or the Required Purchasers determine that for any reason that Three-Month Term SOFR for the relevant Interest Period does not adequately and fairly reflect the cost of funds to the Purchasers (each a “SOFR Unavailability Event”), then (a) the Administrative Agent will promptly so notify the Issuer and each Purchaser and (b) thereafter, (i) the Issuer and the Required Purchasers shall negotiate in good faith to amend this Agreement to replace Three-Month Term SOFR with an alternate benchmark rate, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar denominated credit facilities for such alternative benchmarks, together with any proposed Conforming Changes and (ii) until such time as the Issuer and the Required Purchasers amend this Agreement as contemplated by the foregoing clause (i),  the Interest Rate for any Interest Period will be a rate per annum equal to eleven and one half percent (11.50%) for the Interest Period during which such SOFR Unavailability Event occurs being set on the date such SOFR Unavailability Event occurs and thereafter re-set on the first Business Day of each Interest Period occurring thereafter).

(j)          Section 7.16 of the Note Purchase Agreement is hereby amended by adding a new clause (c) at the end thereof to read as follows:

(c)         Maintain all Specified Extraordinary Receipts at all times after receipt thereof in a Deposit Account that is subject to a Deposit Account Control Agreement; provided, that, (i) to the extent the aggregate amount of all such Specified Extraordinary Receipts exceeds $8,000,000 (such excess amount, the “Excess Specified Extraordinary Receipts”), the Credit Parties shall no longer be required to so maintain such Excess Specified Extraordinary Receipts when and to the extent that such Excess Specified Extraordinary Receipts are utilized to make a payment required by (or are otherwise reinvested in accordance with) Section 2.03(b)(ii) and (ii) for the avoidance of doubt, the Credit Parties shall no longer be required to so maintain Specified Extraordinary Receipts when and to the extent that such Specified Extraordinary Receipts are utilized to make a payment permitted under Section 8.11(b).

(k)         The Disclosure Letter is hereby amended by adding a new Schedule 1.01(c) thereto in the form attached hereto as Schedule 1.01(c) immediately following Schedule 1.01(b) thereto.

(l)          The Disclosure Letter is hereby amended by deleting Schedule 6.06(b) thereto in its entirety.

(m)        Schedule 8.11(b) to the Disclosure Letter is hereby amended to read as provided on Schedule 8.11(b) attached hereto.

2.            Condition Precedent. This Agreement shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Issuer, the Guarantors, the Purchasers and the Administrative Agent.

3.           Reaffirmation of Representations and Warranties; No Default. The Issuer and each other Credit Party represents and warrants to the Administrative Agent and each Purchaser that after giving effect to this Agreement (a) the representations and warranties of the Issuer and each other Credit Party contained in Article VI of the Note Purchase Agreement or any other Note Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this paragraph 3, the representations and warranties contained in clauses (a) and (b) of Section 6.05 of the Note Purchase Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.01 of the Note Purchase Agreement, respectively, and (b) no Default or Event of Default exists.

4.           Miscellaneous.

(a)         The Note Purchase Agreement and the obligations of the Credit Parties thereunder and under the other Note Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Sections 11.14 and 11.15 of the Note Purchase Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

(c)         As a material part of the consideration for the Administrative Agent and the Purchasers entering into this Agreement, the Credit Parties agree that the Administrative Agent, the Purchasers, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Purchaser Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Note Documents, in each case arising on or prior to the date hereof, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Purchaser Group as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(d)         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:

PUMA BIOTECHNOLOGY, INC.,

a Delaware corporation

By: /s/ Alan Auerbach

Name: Alan Auerbach

Title: CEO

ADMINISTRATIVE AGENT:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By: /s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

PURCHASERS:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By: /s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory